UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       July 21, 2015

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation)
001-32373	27-0099920
(Commission File Number)	(IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On July 21, 2015, the Board of Directors of Las Vegas Sands Corp. (the “Company”) adopted an amendment (the “Amendment”) to the Company’s Code of Business Conduct and Ethics (the “Code”) that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, consultants, certain vendors, agents of the Company, and Company employees, whether full or part-time, in each case regardless of where they perform their work for the Company.  The Amendment, effective immediately, updates the Code to expand its reach to all of the Company’s affiliates and provides a fuller set of policies and information in a manner that will be more accessible for the Company’s directors, officers, employees and other covered persons.  The Code is available on the Investor Relations section of the Company’s website at www.sands.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  July 24, 2015

LAS VEGAS SANDS CORP.

By:	/s/ Ira H. Raphaelson
	Name:	Ira H. Raphaelson
	Title:	Executive Vice President & Global General Counsel